Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-280012, 333-274837, 333-276339, 333-218658, 333-218657, 333-162339, 333-148416) on Form S-8 and (Nos. 333-283213, 333-276368, 333-276338) and on Form S-3ASR of our report dated March 2, 2026, with respect to the consolidated financial statements of EchoStar Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado
March 2, 2026